SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549


                                       FORM 8-K

                                    CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): February 25, 1999

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                        KANSAS CITY SOUTHERN INDUSTRIES, INC.
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                (Exact name of registrant as specified in its charter)

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             Delaware                    001-04717            44-0663509
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     (State or other jurisdiction       (Commission         (IRS Employer
          of incorporation)             File Number)   Identification No.)

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          Address of principal executive offices:      114 West 11th Street
                                                  Kansas City, Missouri  64105


          Registrant's telephone number, including area code:  (816) 983-1303

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                                    Not Applicable
                                   ---------------
            (Former name or former address, if changed since last report.)

     Item 1.   Changes in Control of Registrant.

               Not applicable.

     Item 2.   Acquisition or Disposition of Assets.

               Not applicable.

     Item 3.   Bankruptcy or Receivership.

               Not applicable.

     Item 4.   Changes in Registrant's Certifying Accountant.

               Not applicable.

     Item 5.   Other Events.

               On February 25, 1999, the Registrant repurchased 460,000 shares of its common stock, par value $0.01 per share, in a private transaction. The shares were purchased from The DST Systems, Inc. Employee Stock Ownership Plan (the "DST ESOP"). The DST ESOP has previously sold to the Registrant other shares of the Registrant's stock which were part of the DST ESOP's assets as a result of participation of DST Systems, Inc. ("DST") in Registrant's employee stock ownership plan prior to DST's initial public offering in 1995.

               The shares were purchased at a price equal to the closing price per share of the Registrant's common stock on the New York Stock Exchange on February 24, 1999. The shares will be held in treasury for use in connection with the Registrant's various employee benefit plans.

               These repurchases are part of the 9,000,000 share repurchase program that the Registrant's Board of Directors authorized in 1996. Including this transaction, the Registrant has repurchased a total of approximately 4,100,000 shares under this program.

     Item 6.   Resignations of Registrant's Directors.

               Not applicable.

     Item 7.   Financial Statements and Exhibits.

               Not applicable.

     Item 8.   Change in Fiscal Year.

               Not applicable.

     Item 9.   Sales of Equity Securities Pursuant to Regulation S.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   KANSAS CITY SOUTHERN INDUSTRIES, INC.



     Date February 26, 1999             /s/ Louis G. Van Horn
                                   ---------------------------------------
                                   Vice President and Comptroller
                                   (Principal Accounting Officer)